Exhibit 4.4

SECOND AMENDMENT OF LEASE

This Second Amendment of Lease ("Second Amendment") is entered as of this 27'" day of February, 2018 between Wells 60 Realty LLC ("Landlord"), and CyberArk Software, Inc. ("Tenant").

Reference is hereby made to the Lease dated October 28, 2013 between Landlord and Tenant ("Original Lease") as affected by the Suite I03 Notice of Term and Rent Commencement Dates letter dated January 31, 2014 (the "103 T.C. Letter") and as further affected by First Amendment to Lease dated October 23, 2014 ("First Amendment") and as further affected by the Suite 102 Notice of Term and Rent Commencement Dates letter dated February 10, 2015 (the "102 T.C. Letter"), pursuant to which Tenant rented from Landlord certain premises containing approximately  21,644 rentable square feet located on the first floor of the Building located at 60 Wells Avenue, Newton, Massachusetts (the "Property") as more particularly described in the Original Lease and shown as Suite Nos. 102 and 103 on the Plan attached hereto as Exhibit A (the "Premises Plan"). Suite Nos. 102 and 103 are sometimes herein called the "Existing Premises". The Original Lease, I03 T.C. Letter, First Amendment, I02 T.C. Letter (and including where the context so admits, this Second Amendment) is sometimes herein collectively called the "Lease".

The purpose of this Second Amendment is to document the terms of Tenant (i) extending the Initial Term of the Lease of the Existing Premises, and (ii) leasing additional space on the first floor of the Building as more particularly depicted as Suite No. 100, Suite No. !OOA and Suite No. IOI, all as shown on the Premises Plan, and as further described below.

Capitalized terms used herein and not otherwise defined shall have the same meanings as set forth in the Lease (except as specifically designated in Section II.I O.J. hereof). For good and valuable consideration, the sufficiency and adequacy of which is hereby acknowledged, Tenant and Landlord hereby amend the Lease as follows:

I.
Existing Premises.The Lease of the Existing Premises shall continue, and the Initial Term applicable thereto shall be extended for an additional two (2) years and shall expire on April 30, 2024, subject to any remaining extension terms applicable to the Existing Premises as set forth in the Lease as hereby amended. Yearly Fixed Rent applicable to the Existing Premises shall continue as set forth in the Lease, with the qualification that Yearly Fixed Rent shall increase to the  annual  rate of $735,896.04  payable  monthly  in  advance in equal  monthly  installments of $61,324.67 beginning on May I, 2022 and continuing through April 30, 2023, and shall thereafter be increased to the annual rate of $746,718.00 payable monthly in advance in equal installments of $62,226.50 beginning May I, 2023 and continuing through April 30, 2024, with the further qualification that the Base Operating Cost Year for the Existing Premises shall be reset on May I, 2022 to the calendar year ending on December 31, 2022, and the Base Tax Year shall be reset on May I, 2022 to the fiscal year ending June 30, 2023. Except as specifically modified in this Second Amendment, all other terms and conditions of the Lease applicable to the Existing Premises shall continue without modification.

II.	Rental of Additional Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord certain premises on the first floor of the Building, as more particularly depicted as Suite No. 100 (containing approximately 2,299 rentable square feet), Suite IOOA (containing approximately 3,002 rentable square feet) and Suite No. 101 (containing approximately 5,518 rentable square feet), all as shown on the Premises Plan (collectively, the "Additional Premises"). As used in the Lease, the term "Premises" shall include the Existing Premises and the Additional Premises (effective as of the Term Commencement Date of each Suite within the Additional Premises). The following provisions of this Section II shall be applicable solely to the Additional Premises unless otherwise noted.

Tenant's Initials: ---

1.
Additional Premises Term Commencement Date.The Tenn Commencement Date with respect to each Suite that comprises the Additional Premises shall be ten (10) days following Landlord's written notice to Tenant that Landlord's Work to the Additional Premises as described in Section II.I 0. hereof has been substantially completed as determined by Landlord's architect pursuant to Section II.10.G. of this Second Amendment. Suite Nos. 1OOA and 101 are currently vacant, and therefore the target Term Commencement Date applicable to both Suite Nos. 100A and 101 is between May 1, 2018 and June 1, 2018 (subject to the substantial completion of Landlord's Work). Notwithstanding the foregoing, the Term Commencement Date applicable to Suite No. 100 may occur on a later date than the Term Commencement Date applicable to Suite Nos. JOOA and 101, provided that in all events the Term Commencement Date applicable to Suite No. I00 shall occur no later than January 1, 2019 (subject to the substantial completion of Landlord's Work). The purpose of the foregoing extended Term Commencement Date for Suite 100 is to allow Landlord's management company (currently occupying Suite I00) additional time to relocate if it reqmres.

2.
Additional Premises Rent Commencement Date.The Rent Commencement Date  with respect to each Suite that comprises the Additional Premises   shall be the date which is five (5) months after the Additional Premises Term Commencement Date (as applicable to each of the Suites that comprise the Additional Premises).

3.
Additional Premises Expiration Date.The expiration date of the Lease Term for the Additional Premises shall be that date which is ninety (90) months (plus a portion of a  month if the Suite Nos. lOOA and 101 Rent Commencement Date occurs other than on the first day of a calendar month, so that the Initial Term ends on the last day of a calendar month) following the Suite Nos. IOOA and 101 Rent Commencement Date ("Additional Premises Initial Term") provided, however, if the Additional Premises Initial Term is extended pursuant to the terms of this Second Amendment, then the Additional Premises Expiration Date shall be at 5:00 PM on the last day of the Additional Premises Extension Term. The foregoing Additional Premises Expiration Date shall also apply to Suite No. I 00 notwithstanding that the Term Commencement Date and Rent Connnencement Date applicable to Suite No. 100 may be different than the Term Commencement and Rent Commencement Date applicable to Suite Nos. IOOA and JOI.

4.	Additional Premises Yearly Fixed Rent.Yearly Fixed Rent for the Additional Premises shall be as follows during the Additional Premises Initial Term:

Tenant's Initials: ---

FOR SUITE NO. 100A and SUITE 101:

PERIOD	YEARLY FIXED RENT	MONTHLY PAYMENT

First Lease Year	$281,160.00	$23,430.00
Second Lease Year	$285,420.00	$23,785.00
Third Lease Year	$289,680.00	$24,140.00
Fourth Lease Year	$293,940.00	$24,495.00
Fifth Lease Year	$298,200.00	$24,850.00
Sixth Lease Year	$302,460.00	$25,205.00
Seventh Lease Year	$306,720.00	$25,560.00
Eighth Lease Year (6 months)	$310,980.00	$25,915.00

FOR SillTE NO. 100:

PERIOD	YEARLY FIXED RENT	MONTHLY PAYMENT

First Lease Year	$75,867.00	$6,322.25
Second Lease Year	$77,016.48	$6,418.04
Third Lease Year	$78,165.96	$6,513.83
Fourth Lease Year	$79,315.56	$6,609.63
Fifth Lease Year	$80,465.04	$6,705.42
Sixth Lease Year	$81,614.52	$6,801.21
Seventh Lease Year	$82,764.00	$6,897.00
Eighth Lease Year (6 months)	$83,913.48	$6,992.79

Yearly Fixed Rent shall be payable monthly in advance, in equal monthly installments ("Monthly Payment") as set forth above, on the first day of each month beginning on the Rent Commencement Date of the applicable Suite(s) within the Additional Premises. For clarification purposes, the First Lease Year shall begin on the Term Commencement Date of the applicable Suite(s) within the Additional Premises and continue until the last day of the month that is twelve (12) months after the Rent Commencement Date thereof (except that  the First Lease Year of the Suite 100 Term shall begin on the Suite 100 Term Commencement Date and shall end on the same date as the end of the First Lease Year of  the Suite IOOA and Suite 101 Premises), the Second Lease Year shall commence on the day after the end of the First Lease Year and continue for a consecutive twelve (12) month period,  and  each Lease Year thereafter  shall  be a sequential  consecutive  period  of twelve (12) months. Notwithstanding the foregoing, the Eighth Lease Year shall begin on the day immediately following the end of the Seventh Lease Year and shall end on the last day of the month that is six (6) months thereafter.

5.
Additional Premises Extension Term and Extension Term Yearlv Fixed Rent.Provided Landlord has received written notice of Tenant's intent to extend no later than twelve (12) months prior to end of the Additional Premises Initial Term, Tenant may extend the Lease of the entire Additional Premises only (Suite Nos. 100, 100A, and 101) for one (1) period of seven (7) years commencing immediately after the end of the Additional Premises Initial Term (the "Additional Premises Extension Term"). Yearly Fixed Rent  dnring  the Additional Premises Extension Tenn shall be at Fair Market Rent determined in accordance with Exhibit D attached to the Original Lease. Tenant's right to extend shall be subject to Tenant having maintained its Lease obligations current and without default not cured within any applicable grace periods through the Lease Term as then in effect. Tenant's right to extend the Lease for the Additional Premises Extension Term shall be subject to all other terms and conditions of Section 23 of the Original Lease.

Tenant's Initials: ---

6.
Additional Rent.Tenant shall be responsible for Additional Rent applicable to the Additional Premises in a manner consistent with the payment of Additional Rent relating to the Existing Premises as set forth in the Lease and First Lease Amendment, beginning on the Additional Premises Term Commencement Date (as applicable to each of the Suites within the Additional Premises) with the qualification that the Base Operating Cost Year shall be the calendar year ending on December 31" of the same calendar year as the applicable Rent Commencement Date, and the Base Tax Year shall be the fiscal year ending June 30 of the year following the Additional Premises Rent Commencement Date (as applicable to each of the Suites within the Additional Premises).

7.
Electricity.Tenant shall pay for electricity consumed within the Additional Premises in accordance with Section 6 of the Original Lease beginning on the Term  Commencement Date applicable to each of the Suites within the Additional Premises.

8.
Secnrity Deposit.Upon signing this Second Amendment, Tenant shall deposit  with  Landlord the sum of $29,752.25 to be added to the Security Deposit, so that the total  Security Deposit held by Landlord is then $73,855.75.

9.
Prn Rata Share.The percentage that the Additional Premises  bears to the total  rentable  area held for rental by the Landlord at the Property. Landlord and Tenant agree that the Pro- Rata Share of the Existing Premises is 66.7%, and the aggregate Pro Rata Share of the Additional Premises is 33.3%, allocated 7.0% to Suite No. 100, 9.3% to Suite No. lOOA and 17% to Suite No. 101. The aggregate Pro Rata Share shall be adjusted upon the Term Commencement Date applicable to each Suite within the Additional Premises as they are added to the Premises.

10.
Landlord's Work to  Additional  Premises.  Prior  to  the  Additional  Premises Commencement Date with respect to each of the Suites therein, the interior of the Additional Premises shall be improved in accordance with Tenant's Final Layout Plan and the Construction Documents as those terms are defined below ("Tenant Improvements"). The following provisions shall be applicable to the Tenant Improvements (and to the extent Landlord perfonns the Tenant Improvements, are herein called "Landlord's Work"):

Tenant's Initials: ---

A.
Tenant shall deliver to Landlord its program requirements for the Additional Premises by no later than February 14, 2018, and thereafter, Landlord shall prepare and deliver to Tenant a proposed initial layout plan of the Additional Premises ("Tenant's Initial Layout Plan") which plan shall be prepared based upon existing Building conditions and Tenant's program requirements. For each day after February 14, 2018 that Tenant delivers its program requirements, the Rent Commencement Date applicable to the Additional Premises (and to each Suite therein) shall be advanced to an earlier  date  (on a day for day basis) for each day that the program requirements are delayed. Landlord and Tenant shall work together with Landlord's architect in good faith to develop Tenant's Initial Layout Plan into a final layout plan ("Tenant's Final Layout Plan").   Tenant's Final Layout Plan shall  in all events be completed  within  fomteen (14) days following Landlord's delivery to Tenant of Tenant's Initial Layout Plan, and if not completed within such fourteen (14) day period (unless such delay is caused by the failure of Landlord's architect to timely deliver the Plans), then the Rent Commencement Date applicable to the Additional Premises (and to each Suite therein) shall be advanced to an earlier date (on a day for day basis) for each day that Tenant's Final Layout Plan is delayed. Within ten (I 0) days after the completion of Tenant's Final Layout Plan, Landlord's architect shall develop Tenant's Final Layout Plan into construction documents ("Construction Documents") in a form which will enable Landlord's architect to stamp the Construction Documents, and to enable Landlord to obtain fixed pricing for the construction of the Tenant Improvements ("Fixed Pricing"), and to apply for and obtain a Building Permit for the Tenant Improvements ("Building Permit"). Within a maximum of three (3) business days after request by Landlord, Tenant shall meet with Landlord and provide such  supplemental  information as Landlord or its architect may reasonably require in order to develop Tenant's Final Layout Plan into the Construction Documents and to facilitate  obtaining the Fixed Pricing and/or the Building Permit. Subject to the provisions of Section II.10.F., Tenant agrees to consider the recommendations of  Landlord's architect regarding the selections of materials (using similar materials previously used in other tenant spaces within the Building, including the Existing Premises, but excluding upgrades to materials within that space previously paid for by Tenant or other tenants) to be used to allow for the completion of the Tenant Improvements within sixty (60) days after the receipt of the Building Permit. Upon prior notice to Tenant, Landlord reserves the right to make changes to the Construction Documents  as required by Landlord's architect to accommodate Building systems (i.e. plumbing, mechanical, and electric, chases and/or structural components) and to expedite completion of the Tenant Improvements (such as to accommodate the unavailability of materials by substituting available materials of comparable quality) and otherwise as necessary to obtain Fixed Pricing, comply with applicable building, health, fire, safety and MAAB codes, orders, rules and regulations ("Codes"), and to obtain the Building Permit, provided such changes do not adversely affect, in any material manner, the utility or quality of Tenant Improvements or the cost to complete the Tenant Improvements. The Tenant Improvements shall be deemed modified by any such changes to the Construction Documents. The cost for Landlord's architect to prepare Tenant's Final Layout Plan and to develop same into Construction Documents shall be the responsibility of Landlord provided, however, any later revisions to the Construction Documents  requested by Tenant shall be at Tenant's cost.  Within  three (3) business days following the completion of the Construction Documents and delivery to Tenant, Tenant shall review and if acceptable approve the Construction Documents, which approval shall not be unreasonably withheld, conditioned or delayed. If Tenant disapproves the Construction Documents (unless such disapproval is due to the failure of the Construction Document to be consistent with Tenant's Final Layout Plan) or fails to approve the Construction Documents within three (3) business days, then the Rent Commencement Date applicable to the Additional Premises (and to each Suite therein) shall be advanced to an earlier date (on a day for day basis) for each day until the Construction Documents are approved. Promptly following the completion of the Construction Documents, Landlord shall obtain Fixed Pricing to complete the Tenant Improvements from its contractor(s) and shall deliver to Tenant a summary of the total cost to complete the Tenant Improvements. Within a maximum of three (3) business days following Landlord's delivery of the Fixed Pricing, Tenant shall have the opportunity to request that Landlord and its architect work with Tenant to modify the Construction Documents in an effort to reduce the Fixed Pricing. The parties  shall then have seven (7) days to determine if such a reduction of the Fixed Pricing is feasible and finalize same, following which Landlord shall deliver to Tenant revised Fixed Pricing, which pricing shall be final. All costs to modify the Construction Documents to accomplish the foregoing shall be the responsibility of Tenant (to the extent available, Tenant shall be permitted to use any excess funds from the Improvement Allowance to pay for such costs in the event the Total Project Costs are less than $378,665.00). Landlord makes no representation as to whether or not the Total Project Costs will be less than or exceed the Improvement Allowance as those terms are defined below. For clarification purposes, it is understood that if Tenant delays or fails to comply with the time periods set forth in this Section II.IO.A. to the extent Tenant is required to do so, then the Rent Commencement Date applicable to the Additional Premises (and to each Suite therein) shall be advanced to an earlier date (on a day for day basis) for each day that Tenant's compliance is delayed.

Tenant's Initials: ---

B.
Tenant shall pay to Landlord within ten (I 0) business days after invoice therefor, the amount by which the total cost to complete the Tenant Improvements ("Total Project Costs") exceeds the amount of the Improvement Allowance as herein defined (the "Excess Project Costs"). The Total Project Costs shall include, without limitation, all construction costs, including, without limitation, all materials, equipment, systems, labor, supervision, profit and overhead and similar costs necessary to complete the Tenant Improvements, plus all costs charged by Landlord's architect to select Tenant finishes and/or Tenant materials, and shall include a construction management fee to Landlord equal to five percent (5%) of the total cost of the Tenant Improvements. If, within three (3) business days after Landlord's delivery of the Tenant's Final Layout Plan, Tenant notifies Landlord that it elects for the HVAC system to be designed by a mechanical engineer rather than on a design-build basis by Landlord's HVAC contractor, then Landlord shall engage its mechanical engineer ("Landlord's Engineer") to design the HVAC system, and the cost for such Landlord's Engineer's work shall be part of the Total Project Costs. Except as herein set forth, there shall be no changes to the Tenant Improvements or to the Construction Documents without the consent of Landlord and Tenant (which consent shall not be unreasonably withheld, conditioned or delayed), and in the event any such changes shall increase the Total Project Costs to an amount which is excess of the Improvement Allowance, then Tenant shall pay the costs of such change orders (which shall include a 5%  construction management fee) within ten (IO) days after written request by Landlord, (and such cost shall be deemed Excess Project Costs as provided herein). If Tenant  fails to timely pay the Excess Project Costs as required above, Landlord shall have the right to stop work on the Tenant Improvements until such time as the Excess Project Costs are paid, and the Rent Commencement Date shall be advanced to an earlier date on a day-for-day basis for each day the Excess Project Costs are not paid after the date due.

Tenant's Initials: ---

C.
Landlord agrees that Tenant shall be entitled to receive an improvement allowance from Landlord for improvement of the Additional Premises as set forth in this Section II.IQ. ("Improvement  Allowance")  in an amount which is the lesser of the following:
(a) an aggregate total of $378,665.00; or (b) 100% of the Total Project Costs. In all events, however, Tenant shall be responsible for the amount by which  the  Total Project Costs exceeds the Improvement Allowance. The Improvement Allowance  shall be paid by Landlord  directly to those contractors/parties performing the Tenant Improvements. Notwithstanding anything to the contrary contained herein, if the  Total Project Costs are less than $378,665.00, then after completion of Landlord's Work and after the Rent Commencement Date for the Additional Premises, and provided no Events of Default have occurred under the Lease, Tenant shall be permitted to use the difference between $378,665.00 and the Total Project Costs ("Remaining Balance") towards the cost of Tenant's Common Area Work (as  hereafter defined) and/or Premises signage, and/or Tenant's voice/data equipment within the Additional Premises, and/or improvements to the Existing Premises (collectively, "Tenant's Additional Work"), all to be performed in accordance with the terms of the Lease, including without limitation, Section 11 of the Lease as modified in this Second Amendment. Additionally, after the Rent Commencement Date for the Additional Premises and completion of Tenant's Additional Work, including issuance of final occupancy certificates, and provided Tenant has complied with all obligations under this Second Amendment, including payment of any Excess Project Costs as set forth herein, Landlord shall reimburse Tenant for the cost of Tenant's Additional Work up to a maximum of an additional $50,000.00, upon, Landlord's receipt of evidence  confirming full payment of all costs (as substantiated  by evidence submitted to Landlord) and the lien-free completion of the Tenant's Additional Work.

D.
Notwithstanding anything set forth herein, if and to the extent that it is determined by Landlord's architect or contractor that the Tenant Improvements cannot be completed without additional costs caused only by a preexisting Unforeseen Condition (defined below), then Landlord and Tenant shall cooperate to modify the Construction Documents to acconnnodate such Unforeseen Condition without increase to the Total Project Costs. Landlord and Tenant shall each pay one-half (Y:,) of the expense to so modify the Construction Documents. An "Unforeseen Condition" is defined as an unanticipated condition, particular to the Building, which was unknown to Landlord's architect and is not readily apparent or customary to the type of work included within the scope of the Tenant Improvements. If the Construction Documents cannot be modified to accommodate the Unforeseen Condition without increasing the Total Project Costs, and if the Unforeseen Condition causes the Total Project Costs to  exceed the Improvement Allowance, then the amount of such excess caused by the Unforeseen Condition shall be paid 50% by Landlord and 50% by Tenant.

E.
If at any time Tenant requests changes to the Construction Documents which will  cause the time to complete the Tenant Improvements to exceed sixty (60) days from receipt of the Building Permit, then Landlord and Tenant shall cooperate to modify the scope of the Tenant Improvements to enable completion within sixty (60) days from receipt of the Building Permit, or at Tenant's election, continue with the Landlord's Work as contemplated and advance the Rent Commencement Date to an earlier date (on a day for day basis) for each day in excess of sixty (60) days that it takes Landlord to complete Landlord's Work.

Tenant's Initials: ---

F.
It is intended that Landlord's Work shall include only work which may be completed by Landlord in the ordinary course within sixty (60) days following the issuance of the Building Permit. Accordingly, notwithstanding anything set forth herein, in the event Tenant increases the scope of Tenant's program requirements, or if Tenant requests changes to the Construction Documents, or if after completion of the Construction Documents and before the commencement  of Landlord's Work, Landlord  determines that the Tenant Improvements will not be able to be completed within sixty (60) days after receipt of the Building Permit, then Tenant and Landlord agree to work collaboratively to immediately modify the scope of Landlord's Work to enable completion within sixty (60) days after the issuance of the Building Permit, provided, however, if such modifications  are not resolved by Landlord and Tenant  within five (5) days after notice from Landlord, then the Rent Commencement Date shall be advanced to an earlier date on a day-for-day basis for each day in excess of sixty (60) days that it takes Landlord to complete Landlord's Work (with such adjustment as  may be necessary to account for delays in the Rent Commencement Date of the Suite 100 Premises on account of Landlord's delay in completion of Tenant Improvements to Suite 100).

G.
For purposes of this Second Amendment, the Tenant Improvements shall be deemed "substantially completed" when (i) Landlord delivers to Tenant a certificate from Landlord's architect ("Architect's Certificate") confirming that the Tenant Improvements have been completed in accordance with the requirements of the Construction Documents and this Second Amendment, except for items of work and adjustment of equipment and fixtures which can be completed after Tenant has taken occupancy of the Additional Premises (or a part thereof) without causing material interference with its business operations and use and enjoyment of the Additional Premises ("Punch-List Items"), as specified in the Architect's Certificate; and (ii) all permits and other authorizations, to the extent required by the City of Newton to  enable Tenant to take occupancy in accordance with applicable laws and regulations, have been issued, provided, however, in the event Landlord is delayed in obtaining the Certificate of Occupancy on account of work to be completed by Tenant (for example installation of cubicles, voice/data equipment, or other fixtures, furnishings and equipment), then substantial completion shall be deemed to have occurred upon issuance of the Architect's Certificate. Landlord agrees to complete the Punch-List Items within thirty (30) days, subject to delays on account of unavailability of materials, supplies or equipment or other causes beyond Landlord's  reasonable control.

H.
Tenant shall be pennitted access to the Additional Premises  up to twenty-one  (21) days prior to the Additional Premises Term Commencement Date for purposes of installation of Tenant's cubicles, wiring for Tenant's voice/data and other equipment,  or other fixtures, furnishings and equipment, provided that such access shall in no way delay or interfere with the substantial completion of the Tenant Improvements. Such access shall be subject to all of the terms and conditions of the Lease, as amended hereby, except that no Rent shall be payable with respect to the Additional Premises prior to the Additional Premises Rent Commencement Date.

I.
Notwithstanding the foregoing, in lieu of Landlord completing the Tenant Improvements, Tenant shall at its option have the right to complete its own Tenant Improvements to the Additional Premises, provided Tenant gives written notice to Landlord of its election to so perform its own Tenant Improvements ("T.I. Notice") which T.L Notice shall be delivered to Landlord not later than three (3) business days after Landlord delivers to Tenant the Fixed Pricing for the Tenant Improvements. In such event, then the Additional Premises Term Commencement Date shall be that date which is seventy-five (75) days after Landlord delivers the Fixed Pricing as set forth   in  II.IO.A.  above.     Upon  Tenant's  completion   of  the  Tenant   hnprovements   mcompliance with the provisions of Section 11 of the Lease, as modified in this Second Amendment, and including the issuance of all final occupancy certificates, Landlord shall reimburse Tenant for the cost of the Tenant Improvements up to the total amount of $378,665.00 upon Landlord's receipt of evidence confirming the full payment of all costs (as substantiated by evidence submitted to Landlord) and the lien-free  completion of the Tenant Improvements. To the extent the total cost to complete the Tenant Improvements to the Additional Premises is less than $378,665.00,  then  Tenant shall be permitted to use such excess funds toward Tenant's Additional Work  in accordance with the terms of Section II.IQ. of this Second Amendment.

Tenant's Initials: ---

J.
Some of the terms defined in this Section II.IQ. may be the same or similar to those terms as defined in the Original Lease and/or First Amendment. Accordingly, notwithstanding anything set forth in this Section ILi0. or otherwise in the Lease, specified terms which are defined in this Section II.I0. (including those terms that  may have been previously defined in other sections of the Original Lease or First Amendment), shall refer only to those defined terms as they relate to the Additional Premises and/or to any one or more Suites which comprise the Additional Premises.

III.
Parking. Tenant's current parking allocation pursuant to Section 1. of the Original Lease and Section III of the First Amendment shall be increased at the rate of 3.6 spaces per 1,000 rentable square feet of the Additional Premises, effective upon the Additional Premises Term Commencement Date (as applicable to each of the Suites that comprise the Additional Premises). For clarification, upon the Tenn Commencement Date of the entire Additional Premises, Tenant shall be entitled to use all of the parking spaces within the parking areas at the Property in accordance with the tenns of the Original Lease.

IV.
Landlord's Obligations. Landlord's obligations as set forth in the Lease with respect to the Existing Premises shall continue and shall also apply to the Additional Premises. Landlord shall continue to retain a property management firm to provide customary property management services for the Building and Property. Prior to the Additional Premises Term Commencement Date, Landlord's HVAC contractor shall perform a full inspection and routine preventative maintenance of the HVAC equipment that services the Additional Premises.

V.
Premises Signage. Promptly after execution of this Second Amendment,  Landlord  will work  with Tenant to upgrade the primary Building signage at the Property, which shall include both the Property address and Tenant's company name. Tenant shall be permitted to install a second exterior signage on the Building subject to compliance with all applicable Codes and Landlord's reasonable aesthetic approval, and to all other signage provisions included in Section 25 of the Original Lease.  Subject to certain reimbursement agreements by Landlord as set forth in Section II.IO.C. hereof, the cost of all Premises signage shall be paid by Tenant. At the expiration or  other termination of the Lease, Tenant shall remove all Tenant signage (or at Landlord's option,  all Tenant company names and logos from such signage), and shall repair any and all damage caused by such removal.

VI.
Broker. Each of Landlord and Tenant represent to the other that neither has dealt with any other broker in com1ection with this Second Amendment other than Landmark Real Estate Advisors ("LREA"). Landlord shall be responsible for a commission in coilllection with this Second Amendment to LREA pursuant to a separate agreement between Landlord and LREA.

Tenant's Initials: ---

VII.	180 Wells Revocable Parking License Agreement.

A.
24 Space Revocable Parking License Agreement. Landlord shall, within ninety (90) days after Tenant delivers to Landlord written notice of its election to proceed under this Section VII.A., cause the owner ("180 Wells Owner") of the property located at 180 Wells Avenue, Newton, Massachusetts (the "180 Wells Property"), which 180 Wells Owner is an affiliate of Landlord, to enter into a 24 Space Revocable Parking License Agreement in the form attached hereto as Exhibit B-1 with Tenant for 24 parking spaces (to be designated by the 180 Wells Owner) within the parking lot servicing the 180 Wells Property. The 24 Space Revocable Parking License Agreement shall be for a term which is co-terminous with the Additional Premises Initial Term, provided, however, the 24 Space Revocable Parking License Agreement shall permit the 180 Wells Owner to relocate or re-designate the licensed parking spaces within the parking lot at the 180  Wells Property on seven (7) days advance written notice, and shall allow for the revocation of the license by 180 Wells Owner at any time upon sixty (60) days advance written notice. Additionally, Tenant shall have the right, on or after January I, 2020, to terminate the 24 Space Revocable Parking License Agreement by giving six (6) calendar months' notice to the 180 Wells Owner. The Base License Fee under the 24 Space Revocable Parking License Agreement shall be at the rate of $110.00 per parking space per month.

B.
20 Space Revocable Parking License Agreement. In addition to the foregoing 24 Space Revocable Parking License Agreement described in subsection VII. I above, promptly upon Landlord and Tenant executing and delivering this Second Amendment, Tenant  shall be permitted to use an additional 20 parking spaces  ("Additional  20  Spaces") within the parking lot servicing the 180 Wells Property (as designated by the 180 Wells Owner). Tenant's use of the Additional 20 Spaces shall be governed by a separate revocable parking license agreement (the "20 Space Revocable Parking License Agreement") containing generally the same terms and conditions as the 24 Space Revocable Parking License Agreement, with the qualification that the Base License Fee shall be at the rate of $1.00 per parking space per month, and that the 180 Wells Owner may relocate or re-designate the licensed parking spaces within the parking lot at the 180 Wells Property on five (5) days advance written notice, and may revoke the 20 Space Revocable Parking License Agreement at any time upon thirty (30) days advance written notice to Tenant.

C.
Pathway. Landlord shall, at its sole cost and expense, construct a walkable pathway connecting the 60 Wells parking lot and the 180 Wells parking lots ("Pathway")  pursuant to plans and specifications prepared by Landlord in its sole discretion. Landlord shall use good faith, commercially reasonable efforts to commence and thereafter complete the Pathway, subject to weather conditions and a reasonable time to design and construct the Pathway by August 1, 2018.

Tenant's Initials: ---

VIII.
Common Area - Lobby Addition. The existing Building common areas shall be maintained in their present configuration. Notwithstanding the foregoing, and only after the Suite  No.  I00  Term Commencement Date, Tenant shall be pennitted to incorporate the front comer Wells Avenue facing lobby area (designated as "Wells Ave Lobby" on the Premises Plan) within Tenant's Premises ("Tenant's Common Area Work").  All Tenant's Common  Area Work shall  be perfonned and comply in all respects with the terms and provisions of the Lease, including, without   limitation,   Section   11   of   the   Lease   as   amended   in   this   Second Amendment. Notwithstanding the foregoing, if Tenant elects to perform the Tenant's Common Area Work, then not later than thirty (30) days prior to the expiration date of the earliest to occur of the Existing Premises Expiration Date or the Additional Premises Expiration Date, Tenant shall, at its sole cost and expense, restore the Wells Ave Lobby to a Building common area in the condition that existed prior to construction of Tenant's Common Area Work, using finishes and materials approved in advance by the Landlord that best match or compliment the other finishes and materials within the Building common areas ("Common Area Restoration").  Tenant may elect  to have Landlord complete the Common Area Restoration, in which event Tenant shall pay to Landlord in advance, the total cost (hard and soft costs) Landlord estimates it will incur to complete the Common Area Restoration, which shall include a 5% supervisory charge to Landlord. Upon completion of the Common Area Restoration, Landlord shall provide Tenant an accounting of the final costs actually incurred by Landlord for the Common Area Restoration and Landlord and Tenant shall reconcile any over-payment or under-payment by Tenant.

IX.
Building Security/Back-Up Power. Landlord shall use reasonable efforts to require its property management firm and vendors regularly providing services within Tenant's Premises (for  example, its cleaning contractor) to enter into a commercially reasonable and acceptable non- disclosure and confidentiality agreement with Tenant (relative to Tenant's business  conducted from the Premises). Subject to Landlord's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, Tenant shall have the right, at its sole cost and expense, to install, operate, repair, maintain and replace one or more natural gas back-up generators, and all reasonably necessary cabling and related appurtenances (collectively, the "Generator") to serve the Building, subject to the following: Tenant shall  provide,  for Landlord's review, all design specifications for the Generator, including  the size, weight, and  type of Generator to be used; Landlord's approval of the location of the Generator (which shall  not be on the roof); any structural penetrations into the Building shall be subject to Landlord's approval in its sole discretion; and in the event at any time there are tenants in the Building other than Tenant, Landlord reserves the right to limit the time for any regular and routine operation of the Generator (other than for emergency operation) so that the Generator will not cause any material disturbance on account of noise, vibration or otherwise to any other tenants at the Building. The installation of the Generator shall be in accordance with all applicable laws and shall otherwise comply with Section 11 of the Lease. At the expiration or earlier termination of the Lease, Tenant, at its sole cost and expense, shall remove the Generator and properly repair  any and all damage caused by such removal, and all areas affected shall be restored to the condition existing prior to installation of the Generator.

X.
Two Year Extension Term-Additional Premises and Existing Premises. In addition to the Extension Term applicable to the Existing Premises as set forth in the Lease (including in Section I hereof), and the Extension Term applicable to the Additional Premises as set forth in Section Il.5. above, Tenant may extend the term of the Lease applicable to both the Existing Premises and the entire Additional Premises ("Extra Extension Term") for two (2) years (for clarification purposes, through April 30, 2026 applicable to the Existing Premises and an additional two (2) years beyond the Expiration Date set forth above applicable to the Additional Premises), provided Landlord has received written notice, no later than April 30, 2023, of Tenant's intention to extend for such Extra Extension Term. Yearly Fixed Rent during the Extra Extension Tenn shall be at Fair Market Rent detennined in accordance with Exhibit D attached to the Original  Lease. Tenant's right to extend the Lease for the Extra Extension Term shall be subject to the other provisions of Section 23 of the Original Lease.

Tenant's Initials: ---

XL    Modification of Section 11 of Original Lease.  Section 11 of the Original Lease shall be deleted  in its entirety and replaced with Section 11 as set forth on Schedule 11 attached hereto and made  a part hereof.

XII.
Status of Lease. Tenant acknowledges that Tenant has no knowledge of any claims against Landlord under the Lease, and the Lease shall remain in full force and effect as currently existing, except as modified hereby.

XIII.
Effect of Amendment. Except as otherwise specifically modified herein, all other terms and conditions of the Lease shall remain in full force and effect with respect to both the Existing Premises and the Additional Premises, and the Lease is hereby ratified and confirmed.

[End of Text - Signature Page Follows]

Tenant's Initials: ---

Executed under seal this___  day of________________  ,2018.

LANDLORD: Wells 60 Realty LLC By: Intrum Corp., Manager By: _______________________ Randy A. Goldberg, President
TENANT:

CyberArk Software, Inc.

By:   ________________________________________________________
         Ehud Mokady, President and CEO duly authorized

By:  _________________________________________________________
        Suzy Peled-Spigelman, Vice President Finance, Americas, duly authorized

Tenant's Initials: ---

LIST OF EXHIBITS/SCHEDULES

Exhibit A:        Premises Plan
Exhibit B-1:     Form of24 Space Revocable License Agreement
Exhibit B-2:     Fann of20 Space Revocable License Agreement

Schedule 11:  Modified Lease Section 11

Tenant's Initials: ---

EXHIBIT A
 PREMISES PLAN

60 WELLS

Suite 102
Suite 103
Suite 100
Suite 101
Suite 100A

INTRUM

Tenant's Initials: ---

EXHIBITB-1

FORM OF 24 SPACE REVOCABLE PARKING LICENSE AGREEMENT

 24 SPACE REVOCABLE PARKING LICENSE AGREEMENT

This REVOCABLE  PARKING  LICENSE  AGREEMENT  ("Agreement")  is entered as of this day of , 20 by  and   between   180  Wells  Realty   LLC, a Massachusetts limited liability company with an address of 60 Wells Avenue, Suite 100, Newton, Massachusetts 02459 ("Licensor") and CyberArk Software, Inc., having an address at 60 Wells Avenue, Suite 102, Newton, Massachusetts 02459 ("Licensee").

RECITALS:

WHEREAS, Licensee desires to enter into a revocable license arrangement for the use of a  limited part of the paved parking area on a portion of the property commonly known as 180 Wells Avenue, Newton, Massachusetts (the "Property"); and

WHEREAS, Licensor is willing to enter into a revocable license arrangement for the use of a limited part of the paved parking area on a portion of the Property, subject to and conditioned upon compliance with this Agreement; and

WHEREAS, this Agreement is entered by Licensor and Licensee pursuant to the terms of that certain Lease between Wells 60 Realty LLC (as Landlord), and Licensee (as Tenant) dated October 28, 2013, as amended, relating to certain premises located at 60 Wells Avenue, Newton, MA (the "60 Wells Lease").

AGREEMENT:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensor and Licensee agree as follows:

1.
Grant of License.Subject to and conditioned upon the terms and provisions of this Agreement, Licensor hereby grants to Licensee a temporary, revocable license ("Revocable Parking  License") to use for parking only the twenty-four (24) parking spaces initially in the area ("Licensed Area") as shown on the sketch attached as Exhibit A.  Licensor  may from time to time in its sole discretion relocate or re-designate all or any portion of the Licensed Area upon seven (7) days prior written notice ("Relocation Notice") to Licensee, at which time the Licensed Area shall be changed as provided in the Relocation Notice. The Revocable Parking License creates only a revocable license arrangement with Licensee personally and no other party, and there are no tenancy, occupancy or possessory rights of any kind or nature created under this Agreement.

Tenant's Initials: ---

2.
Term.The Term of this Agreement and the Revocable Parking License shall be for a period beginning on the Term Commencement Date and ending on the Expiration Date unless earlier tenninated as provided herein (the "Term"), without any right of renewal or extension. Notwithstanding the foregoing, at Licensor's option and in its sole discretion and in addition to Licensor's right to tenninate this Agreement and the Revocable Parking License upon Licensee's Default hereunder, Licensor may tenninate this Agreement and the Revocable Parking License by providing Licensee not less than sixty (60) days advance written notice of its intention to terminate ("Termination Notice"). Additionally, at any time on or after January 1,  2020, Licensee shall have the right to terminate this Agreement and the Revocable Parking License by providing Licensor not less than six (6) calendar months' notice of its intention to terminate ("Licensee Termination Notice"). Licensee agrees to timely cease using the Licensed Area and vacate and surrender the Licensed Area to Licensor in the condition required by this Agreement by the date set forth for termination in the Termination Notice or Licensee Termination Notice, on which date this Agreement and the Revocable Parking License will terminate (except for provisions of this Agreement that by their terms survive such termination).

3.	Term Commencement Date.	, 20 (that date which is ninety (90) days after notice from Licensee of Licensee's election to proceed).

4.
Expiration Date.That date which is the last day of the Additional Premises Initial Term (as defined in the 60 Wells Lease), subject to the rights of early termination set forth in Paragraph 2 of this Agreement.

5.
Base License Fee.During the Term of this Agreement and Revocable Parking License, the Base License Fee ("Base Fee") shall be at the annual rate of$3I,680.00, with each monthly installment being $2,640.00. Each monthly installment of the Base Fee is payable monthly in advance, without offset, setoff or deduction for any reason, on the first day of each month, and shall be made payable to Licensor at the address set forth in the first paragraph, or, upon ten (10) days prior written notice from Licensor to Licensee, to Licensor's designee. At Licensor's request the Base Fee shall be paid by ACH deposits.

6.
Licensed Area.The Licensed Area is only to be for the use and during the hours set forth in Section 7 hereof and for no other purpose. Licensee has the right, in common with Licensor, licensees of the Property and others acting by, through and under Licensor and such licensees, to use the paved passageways closest to the Licensed Area ("Access Areas") on the Property for ingress to and egress from the Licensed Area and Wells Avenue. Pursuant to the Relocation Notice as provided in Section I of this Agreement, Licensor has the right at any time and from time to time during the Term to relocate all or a portion of the Licensed Area to another area of  the parking lot servicing the Property. In no event shall Licensee be permitted to use any additional parking spaces/areas at the Property other than within the Licensed Area. Licensee agrees that Licensor shall not be responsible to police or otherwise monitor the Licensed Area in any manner, including, without limitation, Licensor is not responsible to ensure that unauthorized vehicle(s) are not parked within the Licensed Area. In no event shall Licensee have any right to tow, remove or otherwise notice (or cause any such towing, removal or notice of) any unauthorized vehicle(s) parked within Licensee's Licensed Area.

7.
Use.The use of the Licensed Area is only for use of transient and not overnight parking of Licensee's employees' passenger automobiles only, and for no other use. To the extent permitted by applicable  laws only, the Licensed  Area  is only to be used  daily between  the hours of  5:00 a.m. - midnight. All Licensee's employees' automobiles shall be registered, insured and in good operating and aesthetic condition. Licensee shall use the Licensed Area for parking of passenger vehicles only, and no repairing, washing, refueling, or maintaining of vehicles shall be permitted at the Licensed Area at any time. Licensee shall not permit any work to be performed on the vehicles nor any water, fumes, noise nor other adverse condition to occur on or emanate from the Licensed Area. Licensee shall comply with all applicable laws in connection with its use of the Licensed Area. Licensee shall keep the Licensed Area clean and free of any litter and debris. Licensee agrees, which agreement shall survive the tennination of this Agreement and the Revocable  Parking  License,  that  Licensor  has no  responsibility whatsoever  for any loss, theft, damage or destruction to any vehicle in, at or near the Property or Licensed Area, or in  connection with or arising out of the Revocable Parking License.

Tenant's Initials:----

8.
Security Deposit.The Security Deposit shall be $2,640.00 paid to Licensor upon signing this Agreement. The Security Deposit shall be refunded to Licensee without interest within sixty (60) days after the Expiration Date conditioned upon and subject to the terms of this Agreement, including, without limitation, subject to Licensee's satisfactory compliance with the conditions of this Agreement and subject to deduction by Licensor for payment of Licensee's obligations not then fulfilled by Licensee. Licensor may use the Security Deposit to pay for any obligation hereunder not timely paid or performed by Licensee, and upon ten (I 0) days prior written notice from Licensor, Licensee shall replenish the Security Deposit to the full $2,640.00.

9.
Insurance.Licensee shall procure and maintain in full force and effect during the Term of this Agreement a policy of comprehensive, general liability insurance in form, substance and amount satisfactory to Licensor, each on an occurrence basis, with minimum coverages for commercial general  liability  to  be  in  an  amount  not  less  than  $1,000,000.00   for  each  occurrence  and $2,000,000.00 in the aggregate, and with an overall umbrella coverage of $5,000,000.00. The foregoing policy(ies) shall include without limitation non-owned and hired automobile coverage. All insurance policies and the amounts of insurance shall be location specific to 180 Wells Avenue, Newton, Massachusetts. Each policy of insurance shall name as additional insureds Licensor and Intrum Corp. and other related parties and/or mortgagee(s) of the Property (collectively, "Licensor Related Parties") of which Licensee receives ten (IO) days advance written notice. Each such policy shall be Best Rated A- or better and non-cancelable with respect to Licensor and the Licensor Related Parties on less than thirty (30) days prior written notice to Licensor. Upon execution of this Agreement, a duplicate original or certificate of each insurance policy shall be delivered to Licensor with all premiums paid through at least the first twelve (12) months after the date hereof, and new or updated policies or certificates of insurance (each evidencing twelve (12) month's full premium payment) shall be delivered to Licensor not later than thirty (30) days prior to the expiration date of each then existing policy. Licensee hereby releases Licensor from any and all liability for any loss or damage resulting from or arising out of Licensee's or its employees' or patrons' use under this Agreement regardless of the fault or negligence of Licensor, and Licensee shall secure a waiver of subrogation provision in each applicable insurance policy. This Section shall survive the termination of this Agreement and the Revocable Parking License.

10.	Additional Payments. In addition to the Base Fee and any other payments due from Licensee to Licensor hereunder, Licensee agrees to pay Licensor's costs, in connection with Licensor's work to identify the Licensed Area including, without limitation, costs to pay for signage and striping or other identification of the parking spaces in the Licensed Area (collectively, the "Identification Costs"). In connection therewith and simultaneously with the execution of this Agreement, Licensee shall pay to Licensor $1,000.00 ("Initial Additional Payment") towards the Identification Costs. Licensor and Licensee agree that upon Licensor's determination of the final amount of Identification Costs, either (i) Licensor shall return to Licensee such amount overpaid by Licensee that is the difference between the actual Identification Costs and the Initial Additional Payment, or (ii) Licensee shall pay to Licensor within 15 days following billing from Licensor, the amount that the Identification Costs exceeds the Initial Additional Payment.

11.
Exoneration/Indemnification. Licensee will exonerate, indemnify, save and hold harmless Licensor and its managers, members, employees, agents, successors and assigns ("Licensor Parties") from and against any and all claims, liabilities or penalties asserted by or on behalf of any third party(ies): (i) on account of, or based upon, any injury to any person or loss of or damage to property sustained or occurring for any reason arising out of or related to Licensee's use of the Licensed Area or Access Areas; and (ii) on account of, or based upon, any injury to any person or loss of or damage to, property sustained or resulting from Licensee's breach of any provision of this Agreement, including without limitation, related to the use or release by Licensee, or those acting by, through or under Licensee, of any hazardous or toxic materials or waste as defined under any state or federal law. Notwithstanding the foregoing, Licensee shall  not be liable under this Section 11 on account of claims, liabilities or penalties incurred  on account of Licensor's Parties' gross negligence or willful misconduct. This Section shall survive the termination of this Agreement and the Revocable Parking License.

Tenant's Initials:----

12.	Miscellaneous.

A.
Repairs. Licensor has the right from time to time to maintain, repair and replace the paving and lighting on the Licensed Area and the Access Area as deemed necessary by Licensor, during which time certain portions of the Licensed Area or Access Area may be unavailable for use by Licensee.

B.
Reimbursement of Costs. Any additional costs above the Base Fee to be paid to Licensor by Licensee under this Agreement shall be reimbursed to Licensor within thirty (30) days following billing and shall be paid to Licensor in the same manner and at the same address as provided for the payment of monthly installments of the Base Fee.

C.
License Termination. Upon termination of this Agreement and the Revocable Parking License, Licensee shall vacate the Licensed Area and leave it in at least as good condition as when Licensee's occupancy began, subject to ordinary wear, and as later improved; and all Licensee's property and all debris shall be removed and all damage repaired. This Section shall survive the termination of the Revocable Parking License and this Agreement.

D.
Maintenance, Repair and Replacement. Except as otherwise set forth below, Licensee shall be responsible at its own cost and expense to keep, or cause to be kept, clean and maintain the Licensed Area in good condition. Subject to Force Majeure events, Licensee's actions, and other occurrences beyond Licensor's reasonable  control  including, without limitation, the acts or omissions of third parties, Licensor shall be responsible in a commercially reasonable manner for the following: (i) the plowing and removal of snow from and sanding of ice to the Licensed Area as well as  the  passageways thereto and therefrom; and (ii) maintaining the existing parking lot lighting on or adjacent to the Licensed Area consistent with its current maintenance practices. Licensor shall also maintain, repair and replace the paving and lighting in the Licensed Area and Access Areas as deemed necessary by Licensor. Licensee agrees to cooperate with Licensor in connection with Licensor's responsibilities in this paragraph, including, without limitation, Licensee's arranging for vehicles to temporarily vacate and not  use  the Licensed Area from time to time to permit Licensor to perform its responsibilities.

E.
As Is Condition. Licensee shall not be permitted to make any alterations or additions to the Licensed Area. Licensee agrees that Licensee has fully inspected the Licensed Area and Access Areas, has entered into this Agreement based on its own investigations and without reliance on any Licensor representation or warranty of any kind and accepts the Licensed Area in its "AS IS", with all faults, condition.

Tenant's Initials: ---

F.
Assignment and Sublicensing. Licensee shall not assign this Agreement nor sublicense any rights to the whole or any part of the Licensed Area, and any purported assignment or sublicense shall be void ab initio.

G.
Default. The term "Default" or "default" means (i) the failure of Licensee to pay any installment of the Base Fee or any other amount due hereunder on or within ten (10) days after its due date or (ii) the failure of Licensee to cure any non-monetary breach of this Agreement within ten (10) business days after written notice to  Licensee.  Upon  a Default, Licensor shall have the right, at its option, to declare by written notice to Licensee, this Agreement and the Revocable Parking License immediately terminated,  and thereafter to use the Licensed Area for any purpose, to deny Licensee access to the Property and remove from the Property, at Licensee's sole cost and expense and without liability to Licensor, all the vehicles and other property of Licensee and Licensee's employees and patrons, and to exercise all other remedies available to Licensor as provided in this Agreement and otherwise available at law and in equity. Licensor's remedies under this Agreement and at law and in equity are cumulative and may be exercised in any manner of Licensor's election. Costs of enforcement  and  collection,  plus interest on all amounts not paid when due at 1.5% a month, shall be paid by  Licensee to Licensor. In the event of a Default by Licensee resulting in Licensor's termination of this Agreement and the Revocable Parking License, Licensee (a) shall pay Licensor within seven (7) days after being invoiced therefor, the total of all amounts due from Licensee under this Agreement until Licensee has vacated the Licensed Area and  left it in the condition required hereunder, and (b) shall pay Licensor within ten (10) days after being invoiced therefor, a sum equal to twelve (12) months of the Base Fee except if there are less than twelve (12) months left in the Term, in which case such sum shall be equal to the Base Fee for the remainder of the Tenn, plus interest at the rate of 18% per annum from the date(s) due through the date of payment of the foregoing amounts  under (a) and (b) of this sentence, and plus (c) the costs of collection. Timely payment of the sums set forth in (a), (b) and (c) above shall be deemed liquidated damages on account of such default and termination, except for obligations specifically set forth herein to  survive termination, and except that Licensor shall retain all rights, and Licensee shall continue to be liable under, Section 12.M. for Licensee's unauthorized use after termination. This Section shall survive the termination of this Agreement and the Revocable Parking License.

H.	Subordination. This Agreement is automatically subordinate to all present and future Licensor mortgage financing.

I.
Licensor Liability. Notwithstanding anything to the contrary contained herein, Licensor shall have no liability except for willful misconduct or gross negligence, and then only   for the cost of the repair of personal property. Performance by Licensor shall be excused by third party delays. Licensor shall not be responsible for interruption in the outdoor lighting or other services/delivered by third parties. Licensor is only liable for its obligations hereunder during its time of ownership of the Property, with each successive owner of the Property only liable for its obligations hereunder during its respective period of ownership. This Section shall survive the termination of this Agreement and the Revocable Parking License.

J.
Broker. Licensee represents and warrants to Licensor that it was not shown the Licensed Area by any broker nor was any broker or finder involved in Licensee's entering into this Agreement.    Licensee  shall  indemnify  Licensor  from  the  falseness  of  the foregoing representation or warranty. This Section shall survive the termination of this Agreement and the Revocable Parking License.

Tenant's Initials: ---

K.	Signage. Licensee shall not place signage at/on or paint or otherwise decorate or do any other work in or to the Licensed Area.

L.
Notice. Notices from Licensor to Licensee under this Agreement shall be deemed duly served if delivered to Licensee's offices located at 60 Wells Avenue, Suite 102, Newton, Massachusetts 02459, or at such other address as Licensor shall notify Licensee, in each case  to  the  attention  of  Randy  A.  Goldberg.    Licensee's  local  contact  in  Newton is ("Contact      Person")      who      may      be      reached   at ----------' with an e-mail address of ------------ with Licensee agreeing to notify Licensor with any change of the Contact Person and/or contact information. Otherwise, notices hereunder shall be deemed duly given from and after such time as (i) deposited with the U.S. Mails, for delivery via registered or certified mail, return receipt requested, postage prepaid, (ii) deposited for overnight delivery with  a national courier with delivery tracking service such as FedEx, or (iii) by in-hand delivery to Licensee or Licensor at his/their/its Initial Address on the top of the first page hereof, or at such replacement address as may from time to time be given upon ten (10) days advance written notice to the other.

M.
Licensee's Unauthorized Use After Termination. In the event that Licensee continues to access and use the Licensed Area or any portion of the Property beyond the expiration of the Term of this Agreement, or earlier termination of this Agreement or the Revocable Parking License, such use shall not create any rights in Licensee but shall subject Licensee to all the obligations set forth herein but at a rate equal to $7,920.00 for each month or part of any month ("Unauthorized Use Rate") during which Licensee continues such unauthorized use. The foregoing is not intended to create liability from Licensee to Licensor for those parties that are not permitted to park within the Licensed Area under the terms of this Agreement. The acceptance of a purported fee check following the end of the Term shall not constitute the creation of any rights in Licensee, it being agreed that Licensee's status shall remain unlawful and a continuing Default of this Agreement, and notwithstanding anything set forth in this Agreement, Licensor  shall  have the right to exercise any and all rights and remedies available to Licensor hereunder and at law or in equity, including, without limitation, rights and remedies available on account of trespass. Licensee shall also pay to Licensor all damages, whether direct  and/or indirect, sustained by reason of such unauthorized use. Otherwise, such unauthorized use shall be on the terms and conditions set forth in this Agreement, as far  as applicable. This Section shall survive the termination of this Agreement and the Revocable Parking License.

N.
Rules and Regulations. Licensee agrees to comply with all reasonable rules and regulations which Licensor may establish from time to time for the orderly and efficient management and operation of the Property or any portion thereof.

0.
Counterparts. This Agreement may be signed in multiple originals and/or may be  separately signed and assembled to contain the signatures of all the parties, with each counterpart constituting an original document.

P.
Governing Law and Jurisdiction. This Agreement shall be governed and construed in accordance  with the laws of the Commonwealth of Massachusetts.  Licensee agrees  that (a) jurisdiction for any legal process taken with respect to this Agreement and/or enforcement  or compliance  by or against  any of  the parties to this  Agreement  shall be exclusively commenced and processed within the State Courts of Norfolk, Middlesex or Suffolk Counties of the Commonwealth of Massachusetts, and (b) each such party submits to such jurisdiction.

Tenant's Initials: ---

Q.
Entire Agreement. This Agreement contains the entire agreement between  the parties  and the terms may not in any way be altered, modified, or changed, or shall any term be added to or deleted from the agreement except by a writing signed by both parties. Licensor and Licensee agree there are no other agreements or understandings between Licensor and Licensee in the matters addressed in this Agreement.

R.	No Joint Venture. Nothing in this Agreement is intended to or shall be construed to create either an express or implied partnership or joint venture between the parties.

S.
Authority. Each individual executing this Agreement on behalf of his or her respective party represents and warrants that he or she is duly authorized to execute and deliver this Agreement on behalf of said entity in accordance with the governing documents of such entity, and that upon full execution and delivery this Agreement is binding upon said entity in accordance with its terms.

T.
Unauthorized Parking. In addition to all the rights and remedies of Licensor hereunder, Licensor and Licensee agree to the provisions of this Section. Licensor, at its option, has the right to notify Licensee of the unauthorized  use by Licensee's employee(s) of either  of the following (each, an "Unauthorized Use"): (i) parking in areas outside  the  Licensed Area; or (ii) parking in the Licensed Area at times other than the pennitted hours; or (iii) using the Licensed Area or any other portion of the Property for uses other than as permitted under Section 7 of this Agreement. Upon the second notice in any twelve (12) month period from Licensor to Licensee of Unauthorized Use, the Base Fee shall be increased to the Unauthorized Use Rate, which Unauthorized Use Rate shall continue from the date of the second notice until such time as Licensee has demonstrated to Licensor that such Unauthorized Use has been discontinued for at least four (4) full consecutive weeks, provided, however, such Unauthorized Use Rate shall be payable for not less than one (I) full month. In addition, Licensee shall at all times use good faith efforts to prevent those parties affiliated with Licensee (including without limitation Licensee's guests and patrons) who are not permitted to use the Licensed Area under the terms of this Agreement from parking within the Licensed Area. This Section shall survive the termination of this Agreement and the Revocable Parking License.

End of text -  Signature page follows

Tenant's Initials: ---

Executed as a sealed instrument as of the date first written above.

LICENSOR: 180 Wells Realty LLC By: Intrum Corp., Manager By: _______________________ Randy A. Goldberg, President
LICENSEE:

CyberArk Software, Inc.

By:   ________________________________________________________
         Ehud Mokady, President and CEO duly authorized

By:  _________________________________________________________
        Suzy Peled-Spigelman, Vice President Finance, Americas, duly authorized

Tenant's  Initials: ---

Exhibit A

Plan of Licensed Area

Tenant's  Initials: ---

EXHIBITB-2

FORM OF 20 SPACE REVOCABLE PARKING LICENSE AGREEMENT

20 SPACE REVOCABLE PARKING LICENSE AGREEMENT

This REVOCABLE  PARKING  LICENSE AGREEMENT  ("Agreement")  is entered as of  this day of          , 20                    by  and   between   180  Wells   Realty   LLC, a Massachusetts limited liability company with an address of 60 Wells Avenue, Suite 100, Newton, Massachusetts 02459 ("Licensor") and CyberArk Software, Inc., having an address at 60 Wells Avenue, Suite 102, Newton, Massachusetts 02459 ("Licensee").

RECITALS:

WHEREAS, Licensee desires to enter into a revocable license arrangement for the use of a  limited part of the paved parking area on a portion of the property commonly known as 180 Wells Avenue, Newton, Massachusetts (the "Property"); and

WHEREAS, Licensor is willing to enter into a revocable license arrangement for the use of a limited part of the paved parking area on a portion of the Property, subject to and conditioned upon compliance with this Agreement; and

WHEREAS, this Agreement is entered by Licensor and Licensee pursuant to the terms of that certain Lease between Wells 60 Realty LLC (as Landlord), and Licensee (as Tenant) dated October 28, 2013, as amended, relating to certain premises located at 60 Wells Avenue, Newton, MA (the "60 Wells Lease").

AGREEMENT:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensor and Licensee agree as follows:

1.
Grant of License.Subject to and conditioned upon the terms and provisions of this Agreement, Licensor hereby grants to Licensee a temporary, revocable license ("Revocable Parking License") to use for parking only the twenty (20) parking spaces initially in the area ("Licensed Area") as shown on the sketch attached as Exhibit A. Licensor may from time to time in its sole discretion relocate or re-designate all or any portion of the Licensed Area upon five (5) days prior written notice ("Relocation Notice") to Licensee, at which time the Licensed Area shall be changed as provided in the Relocation Notice. The Revocable Parking License creates only a revocable license arrangement with Licensee personally and no other party, and there are no tenancy, occupancy or possessory rights of any kind or nature created under this Agreement.

2.
Term.The Term of this Agreement and the Revocable Parking License shall be for a period beginning on the Term Commencement Date and ending on the Expiration Date unless earlier terminated as provided herein (the "Term"), without any right of renewal or extension except as set forth herein. Notwithstanding the foregoing, at Licensor's and/or Licensee's option and in its sole discretion both Licensee and Licensor shall have the right to terminate this Agreement and the Revocable Parking License by providing to the other party not less than thirty (30) days advance written notice of its intention to terminate ("Termination Notice"). Licensee agrees to timely cease using the Licensed Area and vacate and surrender the Licensed   Area to Licensor in the condition required by this Agreement by the date set forth for termination in the Termination Notice, on which date this Agreement and the Revocable Parking License will terminate (except for provisions of this Agreement that by their terms survive such termination).

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3.	Term Commencement Date. _____________	,, 20_.

4.
Expiration Date.That date which is twelve (12) months after the Term Commencement Date, renewable for successive periods of twelve (12) months each, but subject to the rights of early termination set forth in Paragraph 2 of this Agreement.

5.
Base License Fee.During the Term of this Agreement and Revocable Parking License, the Base License Fee ("Base Fee") shall be at the annual rate of $240.00, with each monthly installment being $20.00. Each monthly installment of the Base Fee is payable monthly in advance, without offset, setoff or deduction for any reason, on the first day of each month, and shall be made payable to Licensor at the address set forth in the first paragraph, or, upon ten (10) days prior written notice from Licensor to Licensee, to Licensor's designee. At Licensor's request the Base Fee shall be paid by ACH deposits.

6.
Licensed Area.The Licensed Area is only to be for the use and during the hours set forth in Section 7 hereof and for no other purpose. Licensee has the right, in common with Licensor, licensees of the Property and others acting by, through and under Licensor and such licensees, to use the paved passageways closest to the Licensed Area ("Access Areas") on the Property for ingress to and egress from the Licensed Area and Wells Avenue. Pursuant to the Relocation Notice as provided in Section I of this Agreement, Licensor has the right at any time and from time to time during the Term to relocate all or a portion of the Licensed Area to another area of the parking lot servicing the Property. In no event shall Licensee be permitted to use any additional parking spaces/areas at the Property other than within the Licensed Area. Licensee agrees that Licensor shall not be responsible to police or otherwise monitor the Licensed Area in any manner, including, without limitation, Licensor is not responsible to ensure that unauthorized vehicle(s) are not parked within the Licensed Area. In no event shall Licensee have any right to tow, remove or otherwise notice (or cause any such towing, removal or notice of) any unauthorized vehicle(s) parked within Licensee's Licensed Area.

7.
Use.The use of the Licensed Area is only for use of transient and not overnight parking of Licensee's employees' passenger automobiles only, and for no other use. To the extent permitted by applicable laws only, the Licensed Area is only to be used daily between the hours of 5:00 a.m. - midnight. All Licensee's employees' automobiles shall be registered, insured and in good operating and aesthetic condition. Licensee shall use the Licensed Area for parking of passenger vehicles only, and no repairing, washing, refueling, or maintaining of vehicles shall be permitted at the Licensed Area at any time. Licensee shall not permit any work to be performed on the vehicles nor any water, fumes, noise nor other adverse condition to occur on or emanate from the Licensed Area. Licensee shall comply with all applicable laws in connection with its use of the Licensed Area. Licensee shall keep the Licensed Area clean and free of any litter and debris. Licensee agrees, which agreement shall survive the termination of this Agreement and the Revocable Parking License, that Licensor has no responsibility whatsoever for any loss, theft, damage or destruction to any vehicle in, at or near the Property or Licensed Area, or in  connection with or arising out of the Revocable Parking License.

8.
Security Deposit.The Security Deposit shall be $2,640.00 paid to Licensor upon signing this Agreement. The Security Deposit shall be refunded to Licensee without interest within sixty (60) days after the Expiration Date conditioned upon and subject to the terms of this Agreement, including, without limitation, subject to Licensee's satisfactory compliance with the conditions of this Agreement  and subject to deduction  by Licensor for payment of Licensee's obligations not then fulfilled by Licensee. Licensor may use the Security Deposit to pay for any obligation hereunder not timely paid or performed by Licensee, and upon ten (10) days prior written notice from Licensor, Licensee shall replenish the Security Deposit to the full $2,640.00.

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9.
Insurance.Licensee shall procure and maintain in full force and effect during the Term of this Agreement a policy of comprehensive, general liability insurance in form, substance and amount satisfactory to Licensor, each on an occurrence basis, with minimum coverages for commercial general  liability  to  be  in  an  amount  not  less  than  $1,000,000.00  for  each  occurrence  and $2,000,000.00 in the aggregate, and with an overall umbrella coverage of $5,000,000.00. The foregoing policy(ies) shall include without limitation non-owned and hired automobile coverage. All insurance policies and the amounts of insurance shall be location specific to 180 Wells Avenue, Newton, Massachusetts. Each policy of insurance shall name as additional insureds Licensor and Intrum Corp. and other related parties and/or mortgagee(s) of the Property (collectively, "Licensor Related Parties") of which Licensee receives ten (10) days advance written notice. Each such policy shall be Best Rated A- or better and non-cancelable with respect to Licensor and the Licensor Related Parties on less than thirty (30) days prior written notice to Licensor. Upon execution of this Agreement, a duplicate original or certificate of each insurance policy shall be delivered to Licensor with all premiums paid through at least the first twelve (12) months after the date hereof, and new or updated policies or certificates of insurance (each evidencing twelve (12) month's full premium payment) shall be delivered to Licensor not later than thirty (30) days prior to the expiration date of each then existing policy. Licensee hereby releases Licensor from any and all liability for any loss or damage resulting from or arising out of Licensee's or its employees' or patrons' use under this Agreement regardless of the fault or negligence of Licensor, and Licensee shall secure a waiver of subrogation provision in each applicable insurance policy. This Section shall survive the termination of this Agreement and the Revocable Parking License.

10.
Additional Payments. In addition to the Base Fee and any other payments due from Licensee to Licensor hereunder, Licensee agrees to pay Licensor's costs, in connection with Licensor's work to identify the Licensed Area including, without limitation, costs to pay for signage and striping  or other identification of the parking spaces in the Licensed Area (collectively, the "Identification Costs"). In connection therewith and simultaneously with the execution of this Agreement, Licensee shall pay to Licensor $1,000.00 ("Initial Additional Payment") towards the Identification Costs. Licensor and Licensee agree that upon Licensor's determination of the final amount of Identification Costs, either (i) Licensor shall return to Licensee such amount overpaid by Licensee that is the difference between the actual Identification Costs and the Initial Additional Payment, or (ii) Licensee shall pay to Licensor within 15 days following billing from Licensor, the amount that the Identification Costs exceeds the Initial Additional Payment.

11.
Exoneration/Indemnification. Licensee will exonerate, indemnify, save and hold hannless Licensor and its managers, members, employees, agents, snccessors and assigns ("Licensor Parties") from and against any and all claims, liabilities or penalties asserted by or on behalf of any third party(ies): (i) on acconnt of, or based upon, any injury to any person or loss of or damage to property sustained or occurring for any reason arising out of or related to Licensee's use of the Licensed Area or Access Areas; and (ii) on account of, or based upon, any injury to any person or loss of or damage to, property sustained or resulting from Licensee's breach of any provision of this Agreement, including without limitation, related to the use or release by Licensee, or those acting by, through or under Licensee, of any hazardous or toxic materials or waste as defined under any state or federal law. Notwithstanding the foregoing, Licensee shall  not  be liable  under  this  Section  11  on account  of  claims,  liabilities  or penalties  incurred on account of Licensor's Parties' gross negligence or willful misconduct. This Section shall survive the termination of this Agreement and the Revocable Parking License.

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12.	Miscellaneous.

A.
Repairs. Licensor has the right from time to time to maintain, repair and replace the paving and lighting on the Licensed Area and the Access Area as deemed necessary by Licensor, during which time certain portions of the Licensed Area or Access Area may be unavailable for use by Licensee.

B.
Reimbursement of Costs. Any additional costs above the Base Fee to be paid to Licensor by Licensee under this Agreement shall be reimbursed to Licensor within thirty (30) days following billing and shall be paid to Licensor in the same manner and at the same address as provided for the payment of monthly installments of the Base Fee.

C.
License Termination. Upon termination of this Agreement and the Revocable Parking License by Licensor or by Licensee, Licensee shall vacate the Licensed Area and leave it in at least as good condition as when Licensee's occupancy began, subject to ordinary wear, and as later improved; and all Licensee's property and all debris shall be removed and all damage repaired. This Section shall survive the termination of the Revocable Parking License and this Agreement.

D.
Maintenance, Repair and Replacement. Except as otherwise set forth below, Licensee shall be responsible at its own cost and expense to keep, or cause to be kept, clean and maintain the Licensed Area in good condition. Subject to Force Majeure events, Licensee's actions, and other occurrences beyond Licensor's  reasonable  control  including, without limitation, the acts or omissions of third parties, Licensor shall be responsible in a commercially reasonable manner for the following: (i) the plowing and removal of snow from and sanding of ice to the Licensed Area as well as  the  passageways thereto and therefrom; and (ii) maintaining the existing parking lot lighting on or adjacent to the Licensed Area consistent with its current maintenance practices. Licensor shall also maintain, repair and replace the paving and lighting in the Licensed Area and Access Areas as deemed necessary by Licensor. Licensee agrees to cooperate with Licensor in connection with Licensor's responsibilities in this paragraph, including, without limitation, Licensee's arranging for vehicles to temporarily  vacate and not  use the Licensed Area from time to time to permit Licensor to perfonn its responsibilities.

E.
As Is Condition. Licensee shall not be permitted to make any alterations or additions to the Licensed Area. Licensee agrees that Licensee has fully inspected the Licensed Area and Access Areas, has entered into this Agreement based on its own investigations and without reliance on any Licensor representation or warranty of any kind and accepts the Licensed Area in its "AS IS", with all faults, condition.

F.
Assignment and Sublicensing. Licensee shall not assign this Agreement nor sublicense any rights to the whole or any part of the Licensed Area, and any purported assignment or sublicense shall be void ab initio.

G.
Default. The term "Default" or "default" means (i) the failure of Licensee to pay any installment of the Base Fee or any other amount due hereunder on or within ten (10) days after its due date or (ii) the failure of Licensee to cure any non-monetary breach of this Agreement within ten (10) business days after written notice to Licensee.  Upon  a Default, Licensor shall have the right, at its option, to declare by written notice to Licensee,  this Agreement  and  the Revocable  Parking License immediately terminated, and thereafter to use the Licensed Area for any purpose, to deny Licensee access to the Property and remove from the Property, at Licensee's sole cost and expense and without liability to Licensor, all the vehicles and other property of Licensee and Licensee's employees and patrons, and to exercise all other remedies available to Licensor as provided in this Agreement and otherwise available at law and in equity. Licensor's remedies under this Agreement and at law and in equity are cumulative and may be exercised in any manner of Licensor's election.  Costs of enforcement  and  collection, plus interest on all amounts not paid when due at 1.5% a month, shall be paid by  Licensee to Licensor. In the event of a Default by Licensee resulting in Licensor's termination of this Agreement and the Revocable Parking License, Licensee (a) shall pay Licensor within seven (7) days after being invoiced therefor, the total of all amounts due from Licensee under this Agreement until Licensee has vacated the Licensed Area and left it in the condition required hereunder, and (b) to the extent then known, all other amounts that may be or become due to Licensee under this  Agreement,  including, without limitation, sums due under Sections 11., 12.M. and 12.T. hereof, plus interest at the rate of 18% per annum from the date(s) due through the date of payment of the foregoing amounts under (a) and (b) of this sentence, and (c) plus costs of collection.  This Section shall survive the termination of this Agreement and the Revocable Parking License.

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H.	Subordination. This Agreement is automatically subordinate to all present and future Licensor mortgage financing.

I.
Licensor Liability. Notwithstanding anything to the contrary contained herein, Licensor shall have no liability except for willful misconduct or gross negligence, and then only for the cost of the repair of personal property. Performance by Licensor shall be excused by third party delays. Licensor shall not be responsible for interruption in the outdoor lighting or other services/delivered by third parties. Licensor is only liable for its obligations hereunder during its time of ownership of the Property, with each successive owner of the Property only liable for its obligations hereunder during its respective period of ownership. This Section shall survive the termination of this Agreement and the Revocable Parking License.

J.
Broker. Licensee represents and warrants to Licensor that it was not shown the Licensed Area by any broker nor was any broker or finder involved in Licensee's entering into this Agreement. Licensee shall indemnify Licensor from the falseness of the foregoing representation or warranty. This Section shall survive the termination of this Agreement and the Revocable Parking License.

K.	Signage. Licensee shall not place signage at/on or paint or otherwise decorate or do any other work in or to the Licensed Area.

L.
Notice. Notices from Licensor to Licensee under this Agreement shall be deemed duly served if delivered to Licensee's offices located at 60 Wells Avenue, Suite 102, Newton, Massachusetts 02459, or at such other address as Licensor shall notify Licensee, in each case to the attention of Randy  A. Goldberg.  Licensee's local contact  in Newton  is ("Contact Person") who may  be reached at, with  an  e-mail address of  ----------          ------------ with Licensee agreeing to notify Licensor with any change of the Contact Person and/or contact infonnation. Otherwise, notices hereunder shall be deemed duly given from and after such time as (i) deposited with the U.S. Mails, for delivery via registered or certified mail, return receipt requested, postage prepaid, (ii) deposited for overnight delivery   with a national courier with delivery tracking service such as FedEx, or (iii) by in-hand delivery to Licensee or Licensor at his/their/its Initial Address on the top of the first page hereof, or at such replacement address as may from time to time be given upon ten (I 0) days advance written notice to the other.

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M.
Licensee's Unauthorized Use After Termination.In the event that Licensee continues to access and use the Licensed Area or any portion of the Property beyond the expiration of the Term of this Agreement, or earlier termination of this Agreement or the Revocable Parking License, such use shall not create any rights in Licensee but shall subject Licensee to all the obligations set forth herein but at a rate equal to $7,920.00 for each month or part of any month ("Unauthorized Use Rate") during which Licensee continues such unauthorized use. The foregoing is not intended to create liability from Licensee to Licensor for those parties that are not permitted to park within the Licensed Area under the terms of this Agreement. The acceptance of a purported fee check following the end of the Term shall not constitute the creation of any rights in Licensee, it being agreed that Licensee's status shall remain unlawful and a continuing Default of this Agreement, and notwithstanding anything set forth in this Agreement, Licensor shall  have the right to exercise any and all rights and remedies available to Licensor hereunder and at law or in equity, including, without limitation, rights and remedies available on account of trespass. Licensee shall also pay to Licensor all damages, whether  direct and/or indirect, sustained by reason of such unauthorized use. Otherwise, such unauthorized use shall be on the terms and conditions set forth in this Agreement, as far  as applicable. This Section shall survive the termination of this Agreement and the Revocable Parking License.

N.
Rules and Regulations.Licensee agrees to comply with all reasonable rules and regulations which Licensor may establish from time to time for the orderly and efficient management and operation of the Property or any portion thereof.

O.
Countemarts. This Agreement may be signed in multiple originals and/or may be  separately signed and assembled to contain the signatures of all the parties, with each counterpart constituting an original document.

P.
Governing Law and Jurisdiction. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts.  Licensee agrees  that (a) jurisdiction for any legal process taken with respect to this Agreement and/or enforcement or compliance by or against any of the parties to this Agreement shall be exclusively commenced and processed within the State Courts of Norfolk, Middlesex or Suffolk Counties of the Commonwealth of Massachusetts, and (b) each such party submits to such jurisdiction.

Q.
Entire Agreement. This Agreement contains the entire agreement  between  the parties and the terms may not in any way be altered, modified, or changed, or shall any term be added to or deleted from the agreement except by a writing signed by both parties. Licensor and Licensee agree there are no other agreements or understandings between Licensor and Licensee in the matters addressed in this Agreement.

R.	No Joint Venture. Nothing in this Agreement is intended to or shall be construed to create either an express or implied partnership or joint venture between the parties.

S.
Authority. Each individual executing this Agreement on behalf of his or her respective party represents and warrants that he or she is duly authorized to execute and deliver this Agreement on behalf of said entity in accordance with the governing documents  of such entity, and that upon full execution and delivery this Agreement is binding upon said entity in accordance with its terms.

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T.
Unauthorized Parking. In addition to all the rights and remedies of Licensor hereunder, Licensor and Licensee agree to the provisions of this Section. Licensor, at its option, has the right to notify Licensee of the unauthorized use by Licensee's employee(s) of either  of the following (each, an "Unauthorized Use"): (i) parking in areas outside the Licensed Area; or (ii) parking in the Licensed Area at times other than the permitted hours; or (iii) using the Licensed Area or any other portion of the Property for uses other than as permitted under Section 7 of this Agreement. Upon the second  notice in any twelve (12) month period from Licensor to Licensee of Unauthorized Use, the Base Fee shall be increased to the Unauthorized Use Rate, which Unauthorized Use Rate shall continue from the date of the second notice until such time as Licensee has demonstrated to Licensor that such Unauthorized Use has been discontinued for at least four (4) full consecutive weeks, provided, however, such Unauthorized Use Rate shall be payable for not less than one (I) full month. In addition, Licensee shall at all times use good faith efforts to prevent those parties affiliated with Licensee (including without limitation Licensee's guests and patrons) who are not permitted to use the Licensed Area under the terms of this Agreement from parking within the Licensed Area. This Section shall survive the termination of this Agreement and the Revocable Parking License.

End of text -  Signature page follows

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Executed as a sealed instrument as of the date first written above.

LICENSOR: 180 Wells Realty LLC By: Intrum Corp., Manager By: _______________________ Randy A. Goldberg, President
LICENSEE:

CyberArk Software, Inc.

By:   ________________________________________________________
         Ehud Mokady, President and CEO duly authorized

By:  ________________________________________________________
        Suzy Peled-Spigelman, Vice President Finance, Americas, duly authorized

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Exhibit A

Plan of Licensed Area

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SCHEDULE 11

MODIFIED LEASE SECTION 11

Schedule 11
Replacement of Section 11 of Lease

11.  Tenant's Work, Alterations and Improvements.

If Tenant determines that any alterations or improvements to the Premises are reasonably necessary or desirable for the operation of Tenant's business at the Premises for the Permitted Use ("Tenant's Work"), all such Tenant's Work shall be subject to Landlord's express prior written consent and shall be performed in compliance with this Section 11. To the extent applicable, Tenant's Work shall also include, without limitation, Tenant's Additional Work as defined in Section II.10.C. of this Second Amendment and the Tenant Improvements if Tenant elects to itself complete the  Tenant Improvements pursuant to Section II.IQ.I. of this Second Amendment ("Tenant's T.I. Work").  Tenant's Work (other than Tenant's Additional Work and Tenant's T.I. Work) shall not include any structural alterations or additions to the Premises, however, Landlord shall not unreasonable withhold, condition, or delay consent for cosmetic or non-structural alterations or improvements (removal or construction of interior non-structural partition walls shall be considered non-structural alterations), provided such proposed alterations or improvements: do not affect the mechanical systems of the Building, or any other tenant space, or the exterior (including exterior doors and windows) of the Building; do not detract from the continuing utility and structural integrity of the Building or the Property; and otherwise comply with the terms hereof. Landlord's consent shall not be required for alterations of a purely cosmetic nature (e.g. painting carpeting, etc.) so long as Tenant provide  not  less than ten (I 0) business days' notice to Landlord and otherwise complies with the provisions  of this Section 11. Before commencing Tenant's Work or seeking permits therefor, Tenant shall submit  to Landlord for Landlord's approval, a copy of all plans and specifications prepared and stamped by a licensed architect and/or applicable engineer (to the extent required to obtain a building permit for the applicable Tenant's Work); all contracts for labor and material, which contracts shall conform to the requirements hereof; evidence of insurance relative to such work in form and substance acceptable to Landlord; and evidence of availability of funds sufficient to complete all such work. Landlord's approval of the foregoing described pennits, plans, contracts, insurance and availability of funds shall not be unreasonably withheld, conditioned or delayed provided the Tenant's Work related thereto has been approved by Landlord if and as required herein. Before starting  any Tenant's  Work, Tenant shall deliver to Landlord copies of all permits, licenses and other authorizations required under all Applicable Laws (collectively, the "Permits"), all of which shall be maintained in Tenant's name in full force and effect. Subject to Landlord's Improvement Allowance and other payments and/or reimbursement due from Landlord to Tenant pursuant to Section II.IQ. of this Second Amendment, all Tenant's Work shall be at Tenant's sole cost and expense, shall be performed by Tenant in a good and workmanlike manner using new and first-class materials and supplies, free from defects in design, construction, workmanship and materials, in strict compliance with all Applicable Laws, and in a manner as will avoid jurisdictional and labor disputes, and once commenced shall be diligently pursued to completion. Tenant shall not pennit any mechanic's, materialmen's, or similar lien to be placed upon the Premises or the Property for labor or materials furnished to Tenant or claiming to have been furnished to Tenant in connection with work of any character perfonned or claimed to have been performed at the direction of Tenant, and Tenant shall cause any such lien, if placed, to be released of record within seven (7) days without cost to Landlord. Tenant shall, upon  request,  provide  to  Landlord   from  time  to  time  promptly  upon  request,  lien  waivers  from  all   parties performing work or supplying materials to the Premises. In the event that any Tenant's Work shall exceed $25,000.00, at Landlord's option, Landlord may condition the right of Tenant to perform any Tenant's Work to the Premises on lien bonds, escrows, or other conditions acceptable to Landlord to prevent liens arising against the Property. No Tenant's Work shall be commenced until Tenant has delivered to Landlord a copy of all contracts and subcontracts signed by Tenant's contractors for the approved Tenant's Work which contracts shall include the following language: "Contractor acknowledges that the work covered by this contract has been contracted for the benefit of CyberArk Software, Inc., and not for the benefit of the landlord or owner of the premises or real estate on which the premises is located, and therefore Contractor agrees that any claim or lien for non-payment or non-performance shall be asserted only against the leasehold interest of CyberArk Software, Inc. in the premises, and not against the owner of the premises or the real estate at which the work under this Contract shall be performed". Subject to the provisions of Section II.10. of this Second Amendment, all Tenant's Work, including all fixtures, alterations and other improvements made by Tenant to or at the Premises shall become the property of Landlord at the termination of Tenant's occupancy or, if requested by Landlord, all or any part thereof shall be removed by Tenant at Tenant's cost, and the Premises restored at the end of Tenant's occupancy. If at the time that Tenant requests Landlord's approval of the plans and specifications with respect to such Tenant's Work, Tenant also requests, in writing, Landlord's detennination of whether or not all or any portion of such Tenant's Work will be required to be removed at Lease termination (a "Removal Determination"), then Landlord shall advise Tenant of its Removal Determination at such time. Tenant shall indenmify Landlord and hold  it harmless for all loss, cost, damage and expense, including without limitation, reasonable attorneys' fees, incurred by Landlord resulting from or relating to Tenant's Work, and the foregoing indemnification obligations shall survive termination or expiration of this Lease. Any alterations, additions or other work or improvements performed to the Premises without Landlord's express prior written consent shall, at Landlord's option, be a Default under this Lease unless within ten (10) days after notice to Tenant, arrangements satisfactory to Landlord, in its sole discretion, are made to  resolve same.

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